SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                        VALUE LINE TAX EXEMPT FUND, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                     THE VALUE LINE TAX EXEMPT FUND, INC.

                           THE MONEY MARKET PORTFOLIO

                              220 East 42nd Street
                               New York, NY 10017

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          To be held on June 30, 2005

      Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of the Money Market Portfolio (the "Fund") of The Value Line Tax Exempt Fund, Inc. a Maryland corporation (the "Company") will be held at the Office of the Company, 220 East 42nd Street, 6th Floor, New York, New York on June 30, 2005 at 10:00 a.m. for the following purposes:

      1. To consider and act upon the proposed liquidation of the Fund and termination of the Fund as a series of the Company;

      2. To transact such other business which may properly come before the Meeting or any adjournment thereof.

      Only Shareholders of record at the close of business on June 1, 2005 are entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

      It is important that proxies be returned promptly. Shareholders who do not expect to attend in person are urged to sign and return without delay the enclosed proxy in the enclosed envelope, which requires no postage, so that their shares may be represented at this meeting.


                                   By order of the President.


                                   David T. Henigson
                                   Secretary

June 10, 2005

                      THE VALUE LINE TAX EXEMPT FUND, INC.

                           THE MONEY MARKET PORTFOLIO

                              220 East 42nd Street
                               New York, NY 10017
                                 (800) 243-2729

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

      This Proxy Statement is furnished in connection with the solicitation of proxies by the management of The Value Line Tax Exempt Fund, Inc. (the "Company") to be used at a Special Meeting of Shareholders of the Money Market Portfolio, a series of the Company, to be held on June 30, 2005, and at any subsequent time which may be made necessary by the adjournment thereof. Shareholders who execute proxies retain the right to revoke them at any time insofar as they have not been exercised, and any shareholder attending the meeting may vote in person whether or not he has previously filed a proxy. A proxy may be revoked by the subsequent execution and submission of a revised proxy, by written notice of revocation to the Secretary of the Company, or by voting in person at the meeting. The proxy, when properly executed, will be voted in accordance with the instructions of the shareholder. If no direction is made, the proxy will be voted in favor of the proposals submitted to the meeting. Abstentions and broker non-votes are counted as present in determining whether a quorum is present, but are not counted in the calculation of the vote. The approximate mailing date of this Notice of Meeting and Proxy Statement is June 10, 2005. The Fund will furnish, without charge, a copy of its annual report and its most recent semi-annual report to a shareholder upon request to the Fund at the address or telephone number above.

      As of the close of business on June 1, 2005 there were 18,863,688 shares of Common Stock of the Fund outstanding. Each full share is entitled to one vote; fractional shares are entitled to a proportionate fractional vote. At June 1, 2005, Value Line, Inc. (the "Adviser") owned 9,505,129 shares of the Fund's Common Stock representing 50.3% of the outstanding shares.

      The favorable vote of the holders of a majority of the issued and outstanding shares of the Fund entitled to vote at the meeting is required for approval of the liquidation of the assets of the Fund and termination of the Fund as a series of the Company, (Proposal No. 1).

                        PROPOSAL TO LIQUIDATE THE ASSETS
                AND TERMINATE THE FUND AS A SERIES OF THE COMPANY
                                (Proposal No. 1)

The Liquidation in General

      The Fund proposes to liquidate and distribute its assets pursuant to the provisions of a Plan of Liquidation and Termination (the "Plan") as approved by the Board of Directors on March 10, 2005. The Plan provides for the complete liquidation of all of the assets of the Fund. The other series of the Company will not be affected. If the Plan is approved, the Adviser will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the Fund and its shareholders. The cost of the liquidation will be borne by the Fund.

      At the meeting of the Directors held on March 10, 2005, the Directors determined that an orderly liquidation of the Fund's assets was in the best interest of the shareholders.

Reasons for the Liquidation

      The Fund commenced operations in 1984. As of March 8, 2005, the Fund's net assets were approximately $9,827,306. The Directors determined at a meeting held on March 10, 2005 that the liquidation and termination of the Fund was the appropriate course of action. After a discussion of all available options, the Directors, including all of the Directors who are not "interested persons" of the Fund (as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")), unanimously adopted a resolution declaring the proposed liquidation and dissolution advisable and directed that it be submitted to the shareholders for consideration. Several factors, including those described below, influenced the Directors' determination that the Fund be liquidated and terminated. It is the intention of the Adviser to vote its shares in favor of the liquidation.

      At the March 10, 2005 meeting, the Directors had been advised by the Adviser that over the long term, the continued operation of the Fund at its size was not economically feasible for the shareholders. At the March 10, 2005 meeting, the Adviser stated that it had reviewed the following possible alternatives for the Fund: (1) continuation of the Fund with increased marketing; (2) gradual liquidation of the Fund; (3) a prompt liquidation of the Fund; and (4) the possible merger of the Fund with another Value Line Fund. The Adviser reported to the Directors that it had considered the viability of each alternative and had concluded that a prompt liquidation of the Fund was the only viable alternative consistent with the best interests of the shareholders of the Fund. See "Federal Income Tax Consequences" below. The Adviser was not confident that further marketing efforts would increase the Fund's size sufficiently.

      At the March 10, 2005 meeting of the Board of Directors, the Adviser requested that the Board of Directors consider the liquidation of the Fund pursuant to the Plan attached to this Proxy Statement as Exhibit A. The Board of Directors evaluated the basis of the Adviser's recommendation, including the alternatives considered and the likelihood that each would be beneficial to shareholders. The Board noted in particular that the small size of the Fund made it very difficult for the Fund to realize any economies of scale either in trading its portfolio positions or in its expense ratio. The Fund's expense ratio for its fiscal year ended February 28, 2005 was 1.31%, before giving effect to the waiver of the service and distribution plan fee. The Board determined, based upon the Adviser's recommendation and the Board's evaluation of the alternatives that liquidation of the Fund is in the best interests of shareholders and voted to recommend such action to the Fund's shareholders. The Board also discussed the costs of the liquidation and the holding of this meeting, which are to be borne by the Fund.

      The liquidation of the assets and termination of the Fund will have the effect of permitting the Fund's shareholders to invest the distributions to be received by them upon the Fund's liquidation in investment vehicles of their own choice. Prospectuses for the other Value Line Funds may be obtained by calling
(800) 243-2729.

Plan of Liquidation and Dissolution of the Fund

      The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved, the Adviser will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the Fund and its shareholders.

Liquidation Value

      If the Plan is adopted by the Fund's shareholders at the Meeting, as soon as practicable after the consummation of the sale of all of the Fund's portfolio securities and the payment of all the Fund's known liabilities and obligations, the Fund's shareholders will receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund's current registration statement (the "Liquidation Distribution"). The Adviser does not believe that there is a significant difference between the market value of the Fund's portfolio positions and their amortized cost, which the Fund uses in calculating its net asset value. The Adviser also does not anticipate that the costs of liquidating the Fund's portfolio and terminating the Fund, other than the cost of holding this special meeting, will be significant. The Adviser estimates that the cost of liquidating and terminating the Fund will be approximately $7,500, which will be borne by the Fund.

Federal Income Tax Consequences

      The following summary provides general information with regard to the federal income tax consequences to shareholders on receipt of the Liquidation Distribution from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and termination. The Fund has not sought a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation of the Fund. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), temporary and proposed Treasury regulations and administrative and judicial interpretations, all as in effect on the date of this proxy statement and all of which are subject to change, possibly with retroactive effect.

      This summary of the federal income tax consequences is generally applicable to shareholders who are individual United States citizens or residents (other than dealers in securities) and does not address the particular federal income tax consequences which may apply to other shareholders, such as corporations, trusts, estates, tax exempt organizations or non-resident aliens. This summary does not address foreign, state or local tax consequences. The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the Liquidation Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the liquidation distribution as discussed herein.

      As discussed above, pursuant to the Plan, the Fund will sell its assets and distribute the proceeds to its shareholders on the basis of their respective shareholdings. The Fund anticipates that it will retain its qualification as a regulated investment company under the Code during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

      For federal income tax purposes, a shareholder's receipt of the Liquidation Distribution will be a taxable event in which the shareholder will be viewed as having sold his or her shares of the Fund in exchange for an amount equal to the Liquidation Distribution that he or she receives. Each shareholder will recognize gain or loss with respect to each share measured by the difference between the adjusted tax basis in such share and the amount of the Liquidation Distribution received from the Fund in respect of such share. Assuming the shares are held as capital assets, the gain or loss generally will be characterized as capital gain or loss. Capital gain or loss attributable to shares held for more than one year will constitute long-term capital gain or loss, while capital gain or loss attributable to shares held for not more than one year will constitute short-term capital gain or loss. Notwithstanding the foregoing, any loss realized by a shareholder in respect of Fund shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares. The federal income tax treatment that a Fund shareholder would receive if such shareholder's entire interest in the Fund were redeemed prior to the liquidation generally would be identical to the federal income tax treatment described above to a shareholder in liquidation of the shareholder's interest in the Fund. In addition, before liquidating, the Fund may make one or more ordinary dividend distributions.

      The receipt of a Liquidation Distribution by an Individual Retirement Account Plan ("IRA") which holds shares would generally not be viewed as a taxable event to the beneficiary. In the event that the Liquidation Distribution cannot be held by the IRA and must be distributed, tax results will vary depending upon the status of each beneficiary, and therefore beneficiaries who receive distributions from an IRA on account of the liquidation of the Fund must consult with their own tax advisers regarding their personal tax results in this matter.

      The foregoing summary sets forth general information regarding the anticipated federal income tax consequences of the liquidation to the Fund and to individual shareholders who are United States citizens or residents. No tax ruling has been or will be requested from the Service regarding the payment or receipt of a Liquidation Distribution. The statements above are, therefore, not binding on the Service, and there can be no assurance that the Service will concur with this summary or that the tax consequences to any shareholder upon receipt of a Liquidation Distribution will be as set forth above. Each shareholder should seek independent counsel regarding the possible federal, state and local income tax consequences to such shareholder of receiving a Liquidation Distribution.

Liquidation Distributions

      At present, the date or dates on which the Fund will pay Liquidation Distributions to its shareholders and on which the Fund will be liquidated are not known to the Fund, but it is anticipated that if the Plan is adopted by the shareholders such liquidation would occur on or prior to August 31, 2005. Shareholders will receive their Liquidation Distribution without any further action on their part.

      The right of a shareholder to redeem his or her shares of the Fund at any time has not been impaired by the adoption of the Plan. Therefore, a shareholder may redeem shares in accordance with the redemption procedures set forth in the Fund's current prospectus without the necessity of waiting for the Fund to take any action. The Fund does not impose any redemption charges.

Conclusion

      The Board of Directors recommends that the shareholders vote for the proposed Liquidation of Assets of the Fund pursuant to the provisions of the Plan of Liquidation.

                                 OTHER MATTERS

      The Directors do not know of any matters to be presented at the Meeting other than those set forth in the Proxy Statement. If any other business should come before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

                             ADDITIONAL INFORMATION

      The Investment Adviser. Value Line, Inc., 220 East 42nd Street, New York, NY 10017, is the investment adviser to the Fund and to the other Value Line Mutual Funds. The Investment Adviser manages the Fund's investments, provides various administrative services and supervises the Fund's daily business affairs, subject to the authority of the Board of Directors.

      The Distributor. Value Line Securities, Inc., 220 East 42nd Street, New York, NY 10017, a subsidiary of the Adviser, acts as principal underwriter and distributor of the Fund for the sale and distribution of its shares.

Ownership of Shares of the Fund

      As of June 1, 2005, the following persons or entities owned beneficially or of record more than 5% of the outstanding shares of the Fund:

Name and Address                            Number of Shares        Percent
of Shareholder                             Beneficially Owned      of Class
--------------                             ------------------      --------
Value Line, Inc.
220 East 42nd Street
New York, NY 10017                            9,505,129                50.3%*

William Dorion and Elaine H. Dorion
5363 Creedmore South Drive
Warrenton, VA 20187                           1,074,627                 5.7%

* Because the shareholder beneficially owned more than 25% of the then outstanding shares of the Fund, the shareholder was considered to control the Fund. As a controlling person, the shareholder may be able to determine whether a proposal submitted to the shareholders of the Fund will be approved or disapproved. Jean B. Buttner, Chairman and President of the Fund, is also Chairman, President and CEO of Value Line, Inc., the Fund's investment adviser. Arnold Bernhard & Co., Inc., a holding company, owns approximately 86% of the outstanding shares of the common stock of Value Line, Inc. Jean B. Buttner owns all of the voting stock of Arnold Bernhard & Co., Inc.

As of June 1, 2005, other than as noted above, none of the Directors and executive officers of the Fund owned beneficially or of record, as a group, more than 1% of the outstanding shares of the Fund.

                          NEXT MEETING OF SHAREHOLDERS

      The Fund is not required and does not intend to hold annual or other periodic meetings of shareholders except as required by the Investment Company Act of 1940. The next meeting of the shareholders of the Fund will be held at such time as the Board of Directors may determine or at such time as may be legally required. Any shareholder proposal intended to be presented at such meeting must be received by the Fund at its office a reasonable time prior to the meeting, as determined by the Board of Directors, to be included in the Fund's proxy statement and form of proxy relating to such meeting, and must satisfy all other legal requirements.

                             SOLICITATION OF PROXIES

      The cost of solicitation, including the cost of printing, assembling and mailing the proxy material, will be borne by the Fund.

                                                                       EXHIBIT A

                               PLAN OF LIQUIDATION
                                       OF
                          THE MONEY MARKET PORTFOLIO OF
                      THE VALUE LINE TAX EXEMPT FUND, INC.

      This Plan of Liquidation (the "Plan") of The Money Market Portfolio (the "Fund"), a series of The Value Line Tax Exempt Fund, Inc., a Maryland corporation (the "Company"), has been approved by the Board of Directors of the Company (the "Board") as being advisable and in the best interests of the Fund and its stockholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund's Common Stock (the "Stockholders") for their adoption or rejection at a special meeting of stockholders and has authorized the distribution of a Proxy Statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon such adoption, the Fund shall completely liquidate in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

      1. Adoption of Plan. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the shareholders. The Fund will cause its adoption of this Plan to be reported on Form 966 within 30 days after such adoption.

      2. Sale or Distribution of Assets. As soon as practicable after the Effective Date, but in no event later than August 31, 2005 (the "Liquidation Period"), the Fund shall have the authority to engage in such transactions as may be appropriate to its liquidation, including, without limitation, the consummation of the transactions described in the Proxy Statement.

      3. Provisions for Liabilities. Within the Liquidation Period, the Fund shall pay or discharge or set aside a reserve fund (the "Reserve Fund") for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

      4. Distribution to Stockholders. As soon as practicable after a vote of approval of this Plan by the shareholders of the Fund, the Fund shall liquidate and distribute pro rata on the date of liquidation (the "Liquidation Date") to its shareholders of record as of the close of business on the Liquidation Date all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable for the period prior to the Liquidation Date, and (ii) pay such contingent liabilities as the Fund's officers shall reasonably deem to exist against the assets of the Fund on the Fund's books.

      5. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its shareholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the shareholders, such an amendment or modification will be submitted to the shareholders for approval. In addition, the Board may abandon this Plan without shareholder approval at any time prior to the liquidation of the Fund if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

      6. Powers of Board and Officers. The Board and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and termination of the Fund in accordance with the Code and the MGCL including, without limitation, withdrawing any qualifications to conduct business in any state in which the Fund is so qualified, as well as the preparation and filing of any tax returns.

      7. Termination of Business Operations. As soon as practicable upon adoption of the Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation.

                      THE VALUE LINE TAX EXEMPT FUND, INC.

                             MONEY MARKET PORTFOLIO
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David T. Henigson and Howard A. Brecher, or either of them, proxies of the undersigned with the power of substitution to act for and to vote all shares of the stock of the undersigned at the Special Meeting of Stockholders of The Value Line Tax Exempt Fund, Inc., Money Market Portfolio, at the offices of the Fund, 220 East 42nd Street, 6th Floor, New York, New York on June 30, 2005 at 10:00 a.m. and at any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ITEMS ON THE REVERSE. IF YOU CANNOT BE PRESENT, PLEASE SIGN AND RETURN THIS BALLOT PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN
                       PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

Please sign exactly as your name(s) appear(s) on the reverse. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

HAS YOUR ADDRESS CHANGED?                      DO YOU HAVE ANY COMMENTS?
_______________________________                _________________________________
_______________________________                _________________________________
_______________________________                _________________________________


VA0012

      Please mark                                                       VA001
 |X|  votes as in
      this example.
                                                                                FOR   AGAINST   ABSTAIN
  --------------------------    1. Proposal to liquidate the assets of the
        THE VALUE LINE             Money Market Portfolio of The Value Line     |_|     |_|       |_|
    TAX EXEMPT FUND, INC.          Tax Exempt Fund, Inc. pursuant to the
  THE MONEY MARKET PORTFOLIO       provisions of the Plan of Liquidation.
  --------------------------
                                2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.




                                               --------------------
Please be sure to sign and date this Proxy.    Date
-------------------------------------------------------------------


-------Stockholder signature--------------Co-owner signature-------   RECORD DATE SHARES:



VA0011